EXHIBIT 16.1
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                                                           [Letterhead of

                                                           ARTHUR ANDERSEN LLP

                                                           225 Franklin Street
                                                           Boston MA 02110-2812

                                                           Tel 617 330 4000
                                                           Fax 617 439 9731

                                                           www.andersen.com]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


June 28, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 28, 2002 of Dynamics Research Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

 /s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

cc: Mr. David Keleher
      Chief Financial Officer
      Dynamics Research Corporation